UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2021

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2021, New Mountain Finance Corporation (the “Company”) entered into the Fifth Amendment to Loan and Security Agreement (the “Fifth Amendment”), which amended the Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017, as previously amended by the First Amendment thereto, dated as of March 30, 2018 and effective as of April 1, 2018, the Second Amendment thereto, dated as of November 19, 2018, the Third Amendment thereto, dated as of May 7, 2019, and the Fourth Amendment thereto, dated as of September 30, 2020 (together with the exhibits and schedules thereto, the “Holdings Credit Facility”), by and among the Company, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower (the “Borrower”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), as the administrative agent (the “Administrative Agent”), the lenders party thereto (the “Lenders”), and Wells Fargo Bank, as collateral custodian.

Pursuant to the Fifth Amendment, the Revolving Period (as such term is defined under the Holdings Credit Facility) was extended from September 30, 2021 to April 20, 2024. The Holdings Credit Facility continues to mature two years after the end of the Revolving Period. With the extension of the Revolving Period noted above, the Holdings Credit Facility will now mature on April 20, 2026. On the date of the Fifth Amendment, the aggregate Commitments (as such term is defined under the Holdings Credit Facility) of the Lenders equals $730,000,0000.

The Fifth Amendment made a number of other modifications. The applicable spread used to determine the per annum interest rate payable under the Holdings Credit Facility was modified to be the higher of (a) 1.85% (reduced from 2.25%) and (b) the pro rata portion of the facility secured by assets that are First Lien Loans that are also Broadly Syndicated Loans (as each such term is defined under the Holdings Credit Facility) multiplied by 1.60% (reduced from 2.00%), plus the pro rata portion of the facility secured by assets that are not First Lien Loans that are Broadly Syndicated Loans multiplied by 2.10% (reduced from 2.50%). The Fifth Amendment also modified the applicable spread that would be effective during an Event of Default or a Curable BDC Asset Coverage Event (as each such term is defined under the Holdings Credit Facility) by reducing such applicable spread from 3.75% to 3.25%. The Fifth Amendment also made changes to several other defined terms, including “Assigned Value”, and “Value Adjustment Event”.

The Lenders under the Holdings Credit Facility, which includes Wells Fargo Bank, National Association; Raymond James Bank, N.A.; State Street Bank and Trust Company; CIT Bank, N.A.; Old Second National Bank; and Fifth Third Bank, National Association, have made commitments or advances aggregating $730,000,000. In connection with the Fifth Amendment, one Lender, Wells Fargo Bank, National Association, increased its commitments, while two Lenders, Cadence Bank, N.A. and Sumitomo Mitsui Trust Bank, Limited, New York Branch, terminated their commitments.

The description above is qualified in its entirety by reference to the copy of the Fifth Amendment to Loan and Security Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.

10.1	Form of Fifth Amendment to Loan and Security Agreement, dated as of April 20, 2021, by and among New Mountain Finance Corporation, as the collateral manager, New Mountain Finance Holdings, L.L.C., as the borrower, Wells Fargo Bank, National Association, as the administrative agent, the lenders party thereto and Wells Fargo Bank, National Association, as the collateral custodian.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: April 26, 2021	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary